UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 25, 2014
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400

__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 29, 2014, OUTFRONT Media Inc. (the “Company”) announced that its board of directors approved a special dividend on the Company’s common stock of approximately $547.7 million, or $4.56 per share based on the number of shares currently outstanding, in connection with the Company's previously announced conversion to a real estate investment trust. The special dividend is payable on December 31, 2014, to stockholders of record on November 20, 2014. As previously disclosed, prior to the election deadline of 5:00 p.m., Eastern Standard Time, on December 15, 2014, stockholders will have the option to elect to receive their special dividend in all cash or all stock, however the aggregate amount of cash to be distributed will be equal to approximately 20%, or $109.5 million, with the balance of the special dividend payable in the form of common stock.

On November 25, 2014, Wells Fargo Bank, N.A., acting as the Company’s election and disbursing agent, mailed election forms to stockholders of record as of November 20, 2014. The election forms include information regarding the special dividend. A copy of this information regarding the special dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 7.01. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Special Dividend Information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: November 25, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Special Dividend Information.